UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 23, 2009

ARLINGTON ASSET INVESTMENT CORP.

(Exact name of Registrant as specified in its charter)

Virginia	54-1873198	000-50230
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)	(Commission File Number)

1001 Nineteenth Street North

Arlington, VA 22209

(Address of principal executive offices) (Zip code)

(877) 370-4413

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On October 23, 2009, Arlington Asset Investment Corp., a Virginia corporation (the “Company”), issued a press release announcing that the Company and one of its wholly owned subsidiaries, FBR Securities Investment HY, LLC, priced the previously announced secondary public offering of 12,830,450 shares of FBR Capital Markets Corporation (NASDAQ: FBCM) (“FBR Capital Markets”) common stock at $6.00 per share. Proceeds to the Company, after the underwriting discount but before expenses, will be approximately $73.1 million. The underwriters have a 30-day option to purchase up to an additional 1,924,567 shares of the FBR Capital Markets’ common stock to cover over-allotments, if any, from FBR Securities Investment HY, LLC. If executed, the additional proceeds to the Company, after the underwriting discount but before expenses, will be approximately $11.0 million.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 furnished pursuant to Item 9.01, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section. Furthermore, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 furnished pursuant to Item 9.01, shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release issued by the Company on October 23, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ARLINGTON ASSET INVESTMENT CORP.

Date: October 23, 2009	By:	/S/ KURT R. HARRINGTON
	Name:	Kurt R. Harrington
	Title:	Executive Vice President, Chief Financial Officer and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by the Company on October 23, 2009.